Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2005 in the Registration Statement (Form S-1) and related Prospectus of Team Health, Inc. for the registration of certain shares of its common stock.

Ernst & Young LLP

Nashville, Tennesee
August 15, 2005